Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Brilliant Digital Entertainment, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 29, 1999, except for the third paragraph of Note 11, as to which the date is April 14, 1999, relating to the financial statements, which appears Brilliant Digital Entertainment, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
November 19, 1999